Exhibit 10.1

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

FIFTH AMENDMENT TO COMMERCIAL SUPPLY AGREEMENT

THIS FIFTH AMENDMENT TO THE AGREEMENT (“Fifth Amendment”) is entered into effective as of this 31st day of August 2016 (“Fifth Amendment Effective Date”) by and between Horizon Pharma Ireland Limited (“HPIL”), an Irish company, and Bio-Technology General (Israel) Ltd., an Israeli company (“BTG” and together collectively with HPIL, “Parties”, and each individually a “Party”).

WHEREAS, HPIL and BTG are party to a Commercial Supply Agreement dated March 20, 2007, as amended or supplemented on September 24, 2007, January 24, 2009, July 1, 2010, July 30, 2008 and March 21, 2012 (“Agreement”).

WHEREAS, on December 14, 2015, BTG sent a notice of termination of the Agreement to Crealta Pharmaceuticals LLC (“Termination Notice”).

WHEREAS, on January 13, 2016, affiliates of HPIL completed the acquisition of Crealta Pharmaceuticals LLC and, immediately thereafter, the Agreement was assigned from Crealta Pharmaceuticals LLC to HPIL.

WHEREAS, BTG desires to rescind its Termination Notice and continue to manufacture the Product for HPIL.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions hereinafter set forth and in accordance with Section 14.08 of the Agreement, the Parties hereby mutually agree to modify the terms of the Agreement as follows:

1.

Definitions. All of the Definitions contained in Article 1 of the Agreement shall have the same meanings herein unless specifically stated otherwise, Any capitalized terms not specifically defined herein, shall have the same meaning ascribed to them as set forth in the Agreement.

2.	Termination Letter. BTG hereby withdraws the Termination Notice and HPIL hereby accepts such withdrawal of the Termination Notice,
3.	Term: Section 11.01 of the Agreement is deleted and replaced in its entirety with the following:

“This Agreement shall be in effect from the Effective Date and shall continue in effect until December 31, 2030, unless earlier terminated pursuant to a Notice served by either Party in accordance with Section 11.02 (“Initial Term”), subject to extension pursuant to the following sentence. This Agreement shall renew automatically following the initial Term for successive three (3) year periods, unless earlier terminated pursuant to a Notice served by either Party in accordance with Section 11.02 (each, a “Renewal Term”). The “Term” shall mean the initial Term and any and all Renewal Terms.

4.	Elective Termination: Section 11.02(i) is deleted in its entirety and replaced with the following:

“(i) After January 1, 2024, either Party may terminate this Agreement at any time during the Term by giving at least three (3) years’ advance Notice to the other Party.”

5.	Batches, Orders, Capacity: With respect to the Agreement, the Parties agree as follows:
a.	Section 5.01 is deleted in its entirety.
b.	Annually, HPIL is obligated to order and pay for at least […***…] batches of approximately […***…] grams of Product per batch per year from BTG.
c.	HPIL shall order batches in multiples of […***…], and BTG shall manufacture each such batch to have approximately […***…] grams of Product.

***Confidential Treatment Requested

d.	Annually, BTG shall reserve sufficient capacity to manufacture at the Facility at least […***…] batches of Product and each such batch shall have approximately […***…] grams of Product.
6.	Price: Exhibit E to the Agreement is amended by adding the following provision immediately after (iii):

As and from […***…], for each calendar year and excluding costs charged separately by BTG as set forth in the Agreement or otherwise mutually agreed by the Parties in writing, the Price of the Product shall be as follows (assuming that each such batch has approximately […***…] grams of Product):

•	If Horizon orders a total of […***…] batches during an applicable calendar year then the price per gram for Product shall be USD […***…].
•	If Horizon orders at total of […***…] or […***…] batches during an applicable calendar year, then the price per gram for Product shall be USD […***…].
•	If Horizon orders a total of […***…] or more batches during an applicable calendar year, then the price per gram for Product shall be USD […***…].
7.

No Modification: Except as expressly provided for herein, the Agreement shall remain in full force and effect without amendment. If there is any conflict or inconsistency between this Fifth Amendment and the Agreement, this Fifth Amendment shall prevail, The Agreement, as modified by this Amendment, contains the entire agreement between the Parties hereto with respect to the subject matter contemplated herein and shall not be modified or amended except by a written instrument signed by both Parties hereto.

***SIGNATURE PAGE FOLLOWS***

***Confidential Treatment Requested

IN WITHNESS WHEREOF, each Party has caused this Fifth Amendment to be executed on its behalf by a duly authorized representative effective as of the Fifth Amendment Effective Date.

Horizon Pharma Ireland Limited		Bio-Technology General (Israel) Ltd.

By:	/s/ David G. Kelly	By:	/s/ Michel Pettigrew

Name:	David G. Kelly	Name:	Michel Pettigrew

Title:	Director	Title:	Board Member

Bio-Technology General (Israel) Ltd.

		By:	/s/ Tal Levi

		Name:	Tal Levi

		Title:	General Manager

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